Exhibit 10.2
PROMISSORY NOTE
$750,000.00
Birmingham, Alabama
Date: April 30, 2008
FOR VALUE RECEIVED, the undersigned, ENTEGREAT SOLUTIONS, LLC (“Borrower”), hereby promises to pay to the order of TECHNOLOGY SOLUTIONS COMPANY, a Delaware corporation or its assigns (“Lender”), in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, the principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), together with interest of one and eighty-five one-hundredths percent (1.85%) per annum on the unpaid principal, the agreed to short term applicable federal rate as published by the Internal Revenue Service for avoidance of imputed interest, compounded annually, which shall be payable and calculated as follows:
1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in that certain Asset Purchase Agreement between Lender and Borrower effective as of April 30, 2008 (the “Asset Purchase Agreement”) if defined therein.
2. Payment of Principal and Interest. Payments of principal and interest on this Promissory Note shall be due and payable in two (2) installments of principal and interest, described below as First Payment and Second Payment, respectively. The first payment shall be made on the date six (6) months following the Asset Purchase Agreement date. The balance of the principal and all remaining accrued and unpaid interest on this Promissory Note and all charges hereunder shall be due and payable in full on the first business day prior to the anniversary of the Asset Purchase Agreement:
First Payment of Three Hundred Eighty Thousand Two Hundred Seven Dollars and 88/100, ($380,207.88), due October 31, 2008;
Second Payment of Three Hundred Eighty Thousand Two Hundred Seven Dollars and 88/100, ($380,207.88), due April 29, 2009;
This Promissory Note may be prepaid in whole or in part at any time without penalty, provided that any partial prepayment shall be accompanied by an amount equal to all accrued interest and other charges on the amount so paid. All payments shall be applied first to interest and other charges owing hereunder and then to principal.
3. Interest. Interest shall be calculated on the basis of a 365 day year and actual days elapsed, beginning on the date of this Promissory Note. In no event shall the rate of interest calculated under this Promissory Note exceed the maximum rate allowed by law, and in the event the stated rate of interest shall exceed the rate allowed by law, then such rate shall be adjusted to the maximum rate allowed by law.

4. Events of Default. Upon the occurrence of any one or more of the following events (“Events of Default”):
(a) Default in the payment of the principal of or interest on this Promissory Note, as and when the same is due and payable and the continuance thereof for greater than fifteen (15) days; or
(b) Failure by the Borrower to observe any covenant or obligation contained in this Promissory Note and the continuance thereof for greater than fifteen (15) days; or
(c) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of Borrower or any of Borrower’s properties or assets, (ii) make a general assignment for the benefit of creditors, (iii) suffer or permit an order for relief to be entered against Borrower in any proceeding under the federal Bankruptcy Code, or (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against Borrower in any proceeding under any such law or statute; or
(d) A petition shall be filed, without the application, approval or consent of Borrower in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of Borrower or of all or a substantial part of the properties or assets of Borrower, or seeking any other relief under any law or statute of the type referred to in subsection (c)(iv) above against Borrower, or the appointment of a receiver, trustee, liquidator or other custodian of Borrower or of all or a substantial part of the properties or assets of Borrower, and such petition shall not have been stayed or dismissed within sixty (60) days after the filing thereof.
then, or at any time thereafter during the continuance of any such event, the holder may, without further notice to the Borrower, declare this Promissory Note and indebtedness evidenced hereby to be forthwith due and payable, whereupon this Promissory Note and the indebtedness evidenced hereby shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding. In addition, in the Event of an Event of Default and until the same is cured, the interest rate on this Promissory Note shall be increased to the prime interest rate as published by the Wall Street Journal.
5. Waivers. Borrower hereby waives demand, presentment for payment, notice of dishonor, notice of acceleration, protest, and notice of protest and diligence in collection or bringing suit and agrees that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Alabama or any other state.

6. Right to Offset; Recourse Nature. Borrower may set off any claim it may have for indemnification under the Asset Purchase Agreement against any amounts due from Purchaser pursuant to this Promissory Note as long as Borrower complies with the terms of Section 11.5(c) of the Asset Purchase Agreement. Borrower shall provide Lender with prior written notice of any such right of offset. Lender agrees that the exercise of such right, in good faith, even if ultimately determined to be unjustified, shall not be deemed a breach of this Promissory Note or the Asset Purchase Agreement as long as Borrower complies with the terms of Section 11.5(c) of the Asset Purchase Agreement, and Borrower will remit any amount so offset, together with interest as determined herein, to Seller if such a determination is made that such offset was unjustified.
7. Subordination. The debt evidenced hereby and the payment of the principal, and interest and other amounts due hereunder, are hereby expressly subordinated in right of payment to the prior payment in full of the Senior Liabilities. So long as no default on the Senior Liabilities or under any of the Senior Debt Documents exists at the time any payment hereunder is due, or would be caused by any such payment, the Borrower shall pay, and the Lender shall receive, payments hereunder in accordance with the terms hereof; provided, however, the Borrower shall not pay, and the Lender shall not receive, any prepayments of principal or interest prior to the date on which such sums are due and payable in the ordinary course hereunder. For purposes of this section, the following terms have the meaning ascribed to them below:
(a) Senior Liabilities means all principal of and interest on that certain loan in the maximum principal amount of $5,000,000 made by Regions Bank to EnteGreat, Inc., a Delaware corporation and the parent of Borrower (“Parent”) for the benefit of Borrower and Parent, evidenced by the Senior Note, and all other sums now or hereafter payable under the Senior Debt Documents, including all principal, interest, fees (including attorneys’ fees), charges, costs, expenses and other amounts.
(b) Senior Note means that certain Master Note (Reducing Revolving Loan) dated April 30, 2008 made by Parent to the order of Regions Bank in the maximum principal amount of $5,000,000.
(c) Senior Debt Documents shall mean the Senior Note, and all other loan agreements, notes, security documents and other documents now or hereafter evidencing, securing or otherwise executed in connection with or related to any of the Senior Liabilities, and any renewals, extensions, modifications, amendments or supplements to or of any of said documents.
8. Miscellaneous. As used herein, the terms “Borrower”, “Lender” and “holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note shall be governed by and be construed in accordance with the laws of the State of Delaware. It is intended, and the Borrower and the holder hereof specifically agree, that the laws of the State of Delaware governing interest shall apply to this Promissory Note and to this transaction. This Promissory Note may not be modified except by written agreement signed by the Borrower and the holder hereof, or by their respective successors or assigns.

BORROWER:
ENTEGREAT SOLUTIONS, LLC

By:

Name:

Title:

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